As filed with the Securities and Exchange Commission on June 16, 1997
                                                       Registration No. 333-____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                         OAK TREE MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                         02-0401674
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                     Identification Number)

                        163-03 HORACE HARDING EXPRESSWAY
                            FLUSHING, NEW YORK 11365
                    (Address of Principal Executive Offices)
                                 ---------------
                                   FRED SINGER
                         DIRECTOR COMPENSATION AGREEMENT
                            (Full Title of the Plan)
                                  HENRY DUBBIN
                                    PRESIDENT
                         OAK TREE MEDICAL SYSTEMS, INC.
                        163-03 HORACE HARDING EXPRESSWAY
                            FLUSHING, NEW YORK 11365
                     (Name and Address of Agent for Service)

                                 (718) 460-8400
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:

                                Bruce Rabb, Esq.
                        Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                         CALCULATION OF REGISTRATION FEE

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                                          Proposed     Proposed
                                          Maximum      Maximum
Title of                                  Offering     Aggregate    Amount of
Securities to be      Amount to be        Price Per    Offering     Registration
Registered            Registered          Share(1)     Price        Fee
--------------------------------------------------------------------------------
Common Stock          20,000 shares       $2.53        $50,600      $15.33
(par value $.01
per share)
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(1) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the bid and asked prices reported by the National Association of Securities Dealers on June 13, 1997, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The Registrant's  Registration Statement on Form 8-A, filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         The legality of the issuance of the shares has been passed upon for the Registrant by Kramer, Levin, Naftalis & Frankel.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys'fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

                  Exhibit Number        Description
                  --------------        -----------

                         3.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Registrant's Registration Statement on Form S-18, dated August 20, 1986, File No. 33-8166B).

                         3.2 Amendments to Certificate of Incorporation, dated August 1, 1994 (incorporated by reference to Exhibit
                                        3.2 of the Registrant's Annual Report on
                                        Form 10-KSB).

                         3.3 By-laws of the Registrant (incorporated by reference to Registrant's Registration Statement on Form S-18, dated August 20, 1986, Registration No. 33-8166B).

                         5 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).

                         23.1           Consent of Independent Auditors.

                         23.2 Consent of Kramer, Levin, Naftalis & Frankel (see Exhibit Number 5 above).

Item 9.    Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 10th day of June, 1997.

                                                OAK TREE MEDICAL SYSTEMS, INC.



                                                By:  /s/ HENRY DUBBIN
                                                     ----------------
                                                     Name:  Henry Dubbin
                                                     Title:  President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 10, 1997 in the capacities indicated.

         Signature                          Title(s)
         ---------                          --------

         /s/   HENRY DUBBIN                 President and Director
         ------------------                 (Principal Executive, Financial and
              Henry Dubbin                  Accounting Officer)



         /s/   FRED SINGER                  Director
         -----------------
              Fred Singer

                                  EXHIBIT INDEX

                  Exhibit Number        Description
                  --------------        -----------

                         3.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Registrant's Registration Statement on Form S-18, dated August 20, 1986, File No. 33-8166B).

                         3.2 Amendments to Certificate of Incorporation, dated August 1, 1994 (incorporated by reference to Exhibit
                                        3.2 of the Registrant's Annual Report on
                                        Form 10-KSB).

                         3.3 By-laws of the Registrant (incorporated by reference to Registrant's Registration Statement on Form S-18, dated August 20, 1986, Registration No. 33-8166B).

                         5 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).

                         23.1           Consent of Independent Auditors.

                         23.2 Consent of Kramer, Levin, Naftalis & Frankel (see Exhibit Number 5 above).